UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2008 (June 19, 2008)

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2008, Synthesis Energy Systems, Inc. (the “Company”) announced that it priced a public offering of 10,000,000 shares of its common stock at $9.25 per share to the public pursuant to the terms of an Underwriting Agreement between the Company and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters, dated June 19, 2008.  The Company has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of its common stock to cover over-allotments, if any.

The form of the Underwriting Agreement is filed as Exhibit 1.1 to the Company’s registration statement on Form S-1 (File No. 333-151035) filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2008, as amended, and the contents thereof are incorporated herein by reference.  A copy of the press release announcing the pricing of the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of business acquired

None.

(b)

Pro Forma Financial Information

None.

(c)

Shell Company Transactions

None.

(d)

Exhibits

1.1

Form of Underwriting Agreement by and between the Company and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-151035) on Form S-1 filed on June 6, 2008).

99.1

Press release dated June 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: June 23, 2008	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

Exhibit Index

1.1

Form of Underwriting Agreement by and between the Company and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement (Registration No. 333-151035) on Form S-1 filed on June 6, 2008).

99.1

Press release dated June 20, 2008.